Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED BY INSITE VISION INCORPORATED—

CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND

HAVE BEEN SEPARATELY FILED WITH THE COMMISSION

SECOND AMENDMENT TO LICENSE AGREEMENT

This SECOND AMENDMENT TO LICENSE AGREEMENT (the “Second Amendment”) is made and effective as of June 13, 2013 (the “Second Amendment Effective Date”), by and between Inspire Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at One Merck Drive, Whitehouse Station, NJ 08889 (“Inspire”), and InSite Vision Incorporated, a Delaware corporation having its principal office at 965 Atlantic Ave., Alameda, CA 94501 (“InSite”). Inspire and InSite are each referred to herein as a “Party” and collectively as the “Parties”.

BACKGROUND

A. WHEREAS, Inspire and InSite entered into that certain License Agreement, dated as of February 15, 2007 (the “Agreement”); and

B. WHEREAS, the Agreement was amended by that certain First Amendment to License Agreement effective as of August 9, 2012; and

C. WHEREAS, Inspire and InSite now desire to again amend the Agreement to grant InSite certain rights to develop a particular Subject Product and to grant Inspire an exclusive option with respect to the results of such development;

NOW, THEREFORE, in consideration of the foregoing and the covenants and premises contained herein, the Parties therefore agree as follows:

ARTICLE 1

AMENDMENT OF AGREEMENT

The Parties hereby amend the Agreement as provided below, effective as of the Second Amendment Effective Date:

1.1 Amendment of Section 1.100. Section 1.100 of the Agreement is hereby deleted in its entirety and replaced with the following:

“1.100 “Subject Product” means any topical anti-infective product for human ocular or ophthalmic indications, in any dosage strength or size, for any mode of ocular or ophthalmic administration, containing as the sole active ingredient the chemical compound known as azithromycin or any salts, esters or hydrates thereof; provided, however, that, unless and until Inspire exercises the AzaSite Xtra Option pursuant to Section 2.12(h)(ii) below, Subject Product does not include AzaSite Xtra.”

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1.2 Addition of New Definitions. The following defined terms are hereby added to Article 1 of the Agreement:

“AzaSite Xtra” means any topical anti-infective product for human ocular or ophthalmic indications, in any size, for any mode of ocular or ophthalmic administration, containing as the sole active ingredient two percent (2%) by weight of the chemical compound known as azithromycin or any salts, esters or hydrates thereof.

“AzaSite Xtra Development Expenses” means all of InSite’s direct and indirect costs and expenses actually incurred in connection with the pre-clinical and clinical development of AzaSite Xtra, as set forth in the budget attached to the AzaSite Xtra Development Plan (as defined in Section 2.12(a)(i)) and as evidenced by original records and summaries prepared in accordance with United States generally accepted accounting principles; provided that AzaSite Xtra Development Expenses shall not include any costs or expenses related to activities related to obtaining Regulatory Approval for AzaSite Xtra outside the Territory. AzaSite Xtra Development Expenses shall include, without limitation, a reasonable allocation of overhead, costs and expenses related to non-executive employees of InSite involved in the development of AzaSite Xtra for the Territory, as well as costs and expenses related to preclinical development, clinical development, manufacturing of clinical drug supply and clinical comparator drug supply, and regulatory preparation and filing, in each case for the Territory, and all third party costs and expenses actually incurred in connection with the foregoing, all as set forth in the budget attached to the AzaSite Xtra Development Plan.

“AzaSite Xtra Option Period” means the period commencing on the Second Amendment Effective Date and ending on the earlier of (i) 5:00 pm Eastern Standard or Daylight Time (as applicable) on the date that is ten (10) Business Days following the first Regulatory Approval of AzaSite Xtra in the United States, (ii) Inspire’s exercise of the AzaSite Xtra Option pursuant to Section 2.12(h)(ii) below or (iii) termination or expiration of the Agreement.

“NDA/NDS” means an NDA or its equivalent in Canada.”

1.3 Amendment of Section 2.1(d). The following new subsection (vi) is hereby added to Section 2.1 (d) of the Agreement:

“and (vi) subject to Inspire’s exercise of the AzaSite Xtra Option pursuant to Section 2.12(h)(ii) below, InSite has the right to develop and commercialize AzaSite Xtra in the Territory.”

1.4 AzaSite Xtra Development and Buy-Back Option. The following new Section 2.12 is hereby added to the Agreement:

“2.12 AzaSite Xtra Development and Buy-Back Option.

(a) AzaSite Xtra Steering Committee. Within thirty (30) days after the Second Amendment Effective Date, the Parties will establish a committee to manage their interactions regarding the development by InSite of AzaSite Xtra during the AzaSite Xtra Option Period (the “AzaSite Xtra Steering Committee”), including:

(i)	the sharing of semi-annual written updates to the development plan for AzaSite Xtra, an initial draft of which is attached hereto as

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Exhibit 1 (as updated from time to time by InSite and provided to Inspire, the “AzaSite Xtra Development Plan”), as well as the budgeted and actual AzaSite Xtra Development Expenses;

(ii)	providing a forum for Inspire to provide input (at Inspire’s sole discretion) to InSite into proposed changes to the AzaSite Xtra Development Plan, regulatory strategies, filings, interactions with the Regulatory Authorities in the Territory, and product labeling;

(iii)	Inspire’s participation, at Inspire’s sole option, in any meetings with the Regulatory Authorities in the Territory, throughout the development of AzaSite Xtra and during the review of the NDA/NDS;

(iv)	the provision of clinical, non-clinical, regulatory and other information by InSite to Inspire following NDA/NDS filing to enable Inspire to evaluate whether to exercise the AzaSite Xtra Option (as defined below);

(v)	the coordination of information exchange pursuant to Sections 2.12(e)(i) and 2.12(h)(i); and

(vi)	addressing any other operational issues that arise related to development of the AzaSite Xtra by InSite.

(b) AzaSite Xtra Steering Committee Composition and Meetings.

(i)	The AzaSite Xtra Steering Committee will be comprised of equal numbers of representatives of each Party, with each Party appointing two (2) representatives as members. The AzaSite Xtra Steering Committee may change its size from time to time by mutual consent of its members. Each Party may replace its Steering Committee representatives at any time upon written notice to the other Party.

(ii)	The AzaSite Xtra Steering Committee will meet, either in person or by telephone, no less frequently than once every six (6) months, unless otherwise agreed by the Parties. The members of the AzaSite Xtra Steering Committee may also convene or be consulted from time to time by means of telecommunications, videoconferences, electronic mail or correspondence, as deemed necessary or appropriate. Meetings of the AzaSite Xtra Steering Committee that are held in person will be held in such location as the Parties may agree. Each Party shall be responsible for the travel and other costs and expenses related to its respective representatives’ participation in AzaSite Xtra Steering Committee activities.

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(c) AzaSite Xtra Steering Committee Decisions. The AzaSite Xtra Steering Committee will strive to reach consensus on any determinations with respect to development and regulatory matters related to AzaSite Xtra in the Territory; provided, however, that InSite shall have final decision-making authority with respect to the development of and regulatory strategy for AzaSite Xtra in the Territory unless and until Inspire exercises the AzaSite Xtra Option pursuant to Section 2.12(h)(ii).

(d) AzaSite Xtra Steering Committee Authority. The AzaSite Xtra Steering Committee will have only such purposes as are specifically set forth herein, and will have no power to amend or interpret the Agreement or waive a Party’s rights or obligations under the Agreement.

(e) InSite Obligations. Notwithstanding the formation of the AzaSite Xtra Steering Committee, the development of AzaSite Xtra shall be at the sole and absolute discretion of InSite and InSite shall be solely responsible for all filings and interactions with Regulatory Authorities in the Territory; provided, however, that InSite shall:

(i)	provide Inspire with a written update on the status of its activities pursuant to the AzaSite Xtra Development Plan and of the AzaSite Xtra Development Expenses at least twice per calendar year;

(ii)	develop AzaSite Xtra pursuant to an IND (and/or its equivalent in Canada) to be initially filed and maintained by InSite unless Inspire exercises the AzaSite Xtra Option;

(iii)	permit, at Inspire’s sole option, Inspire’s participation in an observer capacity in all meetings with the Regulatory Authorities in the Territory;

(iv)	keep complete and accurate records of all AzaSite Xtra Development Expenses in a manner consistent with United States generally accepted accounting principles; and

(v)	in the event that “AzaSite Xtra” is not acceptable to the applicable Regulatory Authorities as the trademark for AzaSite Xtra, discuss, and agree with Inspire on, an alternative trademark strategy for AzaSite Xtra in the Territory.

Furthermore, without limiting the Parties’ obligations under Section 3.6, InSite agrees throughout the Term to notify Inspire within five (5) calendar days, in English, of any information of which InSite becomes aware concerning any side effect, injury, toxicity or sensitivity reaction, or any unexpected incident, and the severity thereof, whether or not determined to be attributable to AzaSite Xtra or any Subject Product (hereinafter “Adverse Experience”), where such Adverse Experience is (i) serious and associated with the clinical uses, studies, investigations, tests and marketing of AzaSite Xtra or any Subject Product (to the extent performed by or the responsibility of InSite), whether or not determined to be attributable to AzaSite Xtra or any Subject Product. With respect to all other adverse experiences (non-

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serious expected or non-serious unexpected adverse experiences), InSite shall furnish Inspire with copies of such non-serious adverse experiences reported to InSite in connection with the marketing of AzaSite Xtra or any Subject Product, in English, within ten (10) calendar days after receipt. “Serious”, as used in this Section, refers to an experience which results in death, is immediately life threatening, results in persistent and significant disability/incapacity or requires in-patient hospitalization, or prolongation of existing hospitalization, or is a congenital anomaly, cancer or an overdose. Other important medical events that may jeopardize the patient or may require intervention to prevent one of the outcomes previously listed should also be considered serious. “Unexpected”, as used in this Section, refers to a condition or development not listed in the current labeling or investigator’s brochure for the applicable product, and includes an event that may be symptomatically and pathophysiologically related to an event listed in the labeling, but differs from the event because of increased frequency or greater severity or specificity.

With respect to clinical trials being carried out by or on behalf of InSite with respect to AzaSite Xtra or any Subject Product, adverse experience reports of fatal or life threatening events must be forwarded to Inspire within three (3) calendar days after receipt of the information.

It is understood and agreed that these adverse experience reporting requirement provisions are based on the policies and procedures of Inspire and regulatory reporting requirements. In the event of changes to regulatory requirements for adverse experience reporting, Inspire shall promptly notify InSite of any such changes and InSite agrees to use commercially reasonable efforts to comply with any such reasonably required revised notification requirements applicable to Inspire and other parties generally subject to the Inspire procedures.

Within ninety (90) days following the Second Amendment Effective Date (or such shorter period of time as may be necessary to ensure compliance with applicable Regulatory Authority guidelines and regulations), the Parties shall discuss and execute a Pharmacovigilance Agreement to set forth the responsibilities of each Party with respect to pharmacovigilance matters relating to AzaSite Xtra.

(f) Right of Reference. Inspire, to the extent it has the right to do so, hereby grants, and Inspire shall procure that its Affiliates grant, to InSite a “Right of Reference or Use”, as that term is defined in 21 C.F.R.§ 314.3(b), and any foreign equivalents, for AzaSite Xtra only, to any and all regulatory filings, data and information relating to Subject Products developed, manufactured or commercialized by Inspire, in the Field in the Territory, including without limitation that related to pharmacology, toxicology, preclinical testing, clinical testing, chemistry, manufacturing and controls data, batch records, trials and studies, safety and efficacy, manufacturing information, analytical and quality control, including without limitation the data and information listed on Schedule 3.1(c), and agrees to sign, and cause its Affiliates to sign, any instruments reasonably requested by InSite in order to effect such grant.

(g) AzaSite Xtra Option Grant. InSite hereby grants Inspire the exclusive option, but not the obligation, during the AzaSite Xtra Option Period, to acquire the exclusive right to develop and commercialize AzaSite Xtra in the Territory, subject to the terms and conditions set forth in this Agreement (the “AzaSite Xtra Option”).

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(h) Option Exercise Mechanics.

(i)	Review of Development Information. InSite shall provide written notice to Inspire that the NDA/NDS for AzaSite Xtra has been accepted for filing and review by the applicable Regulatory Authority (“NDA/NDS Acceptance”) within ten (10) Business Days of receiving notice of such acceptance. Commencing on NDA/NDS Acceptance and until expiration or termination of the AzaSite Xtra Option Period, Inspire shall have the ongoing non-exclusive right to review the Regulatory Dossier related to AzaSite Xtra, including but not limited to the NDA filing, all non-NDA CMC non-clinical and clinical data, all ongoing and planned clinical protocols, all regulatory correspondence, meeting minutes, and CMC-related documents and records and such other information available to InSite relating to AzaSite Xtra that Inspire may reasonably request (collectively the “AzaSite Xtra Development Information”), as well as a comprehensive, up-to-date accounting of all AzaSite Xtra Development Expenses. For the avoidance of doubt, InSite shall be free to share the AzaSite Xtra Development Information with Third Parties during Inspire’s non-exclusive data review period, including the NDA filing, ongoing protocols, program costs, and any data that has been publicly disclosed, but shall not otherwise disclose or publish the AzaSite Xtra Development Information during the AzaSite Xtra Option Period without Inspire’s prior written consent.

(ii)	Inspire Determination of Exercise. Inspire may, at any time during the AzaSite Xtra Option Period, (A) exercise the AzaSite Xtra Option by delivering to InSite a notice of Inspire’s election to exercise the AzaSite Xtra Option (the “Notice of Exercise”), or (B) deliver to InSite a notice that Inspire has elected not to exercise the AzaSite Xtra Option (such notice, a “Non-Exercise Notice”). If Inspire fails to deliver a Notice of Exercise prior to the expiration of the AzaSite Xtra Option Period, Inspire shall be deemed to have elected to deliver a Non-Exercise Notice.

(iii)

Effect of Exercise. If Inspire delivers a Notice of Exercise to InSite during the AzaSite Xtra Option Period, (i) subject to InSite’s receipt of the payment specified in this Section 2.12.(h)(iii), AzaSite Xtra shall be deemed a Subject Product, (ii) InSite shall deliver to Inspire a detailed accounting of all AzaSite Xtra Development Expenses within ten (10) Business Days following InSite’s receipt of the Notice of Exercise, and (iii) Inspire shall pay to InSite a one-time payment equal to the lesser of ***. Following its exercise of the AzaSite Xtra Option, Inspire shall pay InSite the following royalties on Net Sales of AzaSite Xtra in the Territory: (i) for so long as InSite remains obligated to make payments to

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debt holders under the Senior Secured Notes (or any notes issued in exchange for the Senior Secured Notes), where such payments are related to royalty payment obligations pursuant to the Agreement, Inspire shall pay InSite royalties on Net Sales of AzaSite Xtra as contemplated in Article 5 of the Agreement; and (ii) in the event that InSite is no longer under such obligations to such debt holders under the Senior Secured Notes (or any notes issued in exchange for the Senior Secured Notes), InSite agrees to negotiate in good faith, during the AzaSite Xtra Option Period, a separate royalty buy-down agreement with Inspire with respect to AzaSite Xtra; provided that any modification to royalty payment obligations with respect to AzaSite Xtra shall be subject to the agreement of the Parties to a separate amendment to the Agreement.

(iv)	Transfer of Regulatory Dossier Upon Exercise. Within twenty-five (25) days after Inspire delivers a Notice of Exercise to InSite during the AzaSite Xtra Option Period and makes the payment required pursuant to Section 2.12(h)(iii), InSite shall transfer the Regulatory Dossier for AzaSite Xtra in the Territory (including but not limited to the IND/any CTAs, NDA/NDS) along with any and all supporting documentation to Inspire. InSite shall also submit to the applicable Regulatory Authorities in the Territory a written request to transfer to Inspire sole ownership of the entire Regulatory Dossier for AzaSite Xtra in the Territory. InSite shall execute and deliver to the applicable Regulatory Authorities such documents as are required to transfer such NDA and IND, and any foreign equivalents thereto in the Territory, to Inspire. In addition, InSite shall promptly execute any and all other instruments, forms of assignment or other documents, and take such further actions, as Inspire may reasonably request in order to give effect to or evidence the foregoing transfers. All of the foregoing shall be carried out at no additional charge to Inspire. InSite shall retain the right to use any and all information in the Regulatory Dossier assigned to Inspire solely for purposes relating to InSite’s exercise of rights retained by it under Section 2.1 (d) or otherwise not granted to Inspire under this Agreement.

From and after the transfer of the Regulatory Dossier related to AzaSite Xtra in any country in the Territory as provided above, Inspire shall have exclusive control over, and authority and responsibility for, the regulatory strategies relating to the further development and commercialization of AzaSite Xtra in such country in the Field, including, without limitation:

(A)	the preparation of all documents submitted to Regulatory Authorities and the filing of all submissions relating to Regulatory Approval of AzaSite Xtra in such country; and

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(B)	all regulatory actions, communications and meetings with any Regulatory Authority with respect to AzaSite Xtra in such country.

Inspire shall make available to InSite on a reasonable basis any documents not included in the Regulatory Dossier, and amendments or supplements thereto, for the Subject Products in such country that InSite is required by applicable law to reference in connection with seeking Regulatory Approval of AzaSite Xtra outside the Territory, provided that InSite requests such access in writing and identifies such applicable law in such request. In addition, Inspire shall consider in good faith any other reasonable request by InSite for access to information in the Regulatory Dossier for the Subject Products in such country outside of the Territory.

(v)	Effect of No Exercise. If Inspire elects or is deemed to elect to deliver a Non-Exercise Notice to InSite prior to the expiration of the AzaSite Xtra Option Period, (i) the AzaSite Xtra Option shall not be exercised and (ii) InSite shall be free to develop and commercialize AzaSite Xtra in the Territory independent of Inspire and the Agreement.

(i) Regulatory Cooperation and Data Access. Without limiting any other obligation under the Agreement, each Party shall, and shall procure that its Affiliates shall, provide to the other party and its Affiliates on a timely basis such information in its possession relating to Subject Products or AzaSite Xtra, as applicable, as may be reasonably required for regulatory activities, and otherwise provide reasonable assistance to the other party and its Affiliates, at the requesting Party’s expense, in complying with all regulatory obligations relating to Subject Products or AzaSite Xtra, as applicable, including without limitation, safety updates, amendments, annual reports, pharmacovigilance filings, investigator notifications, manufacturing facility inspections and certifications and product approvals; provided, however, that Inspire shall have no obligation to provide to InSite copies of any materials in InSite’s possession prior to the transfer to Inspire of the Regulatory Dossier related to AzaSite Xtra. In addition Inspire will, and will procure that its Affiliates will, grant InSite access to all reasonably available data related to Subject Products in their possession, generated following approval of any Subject Product by the FDA or foreign equivalent; provided, that such data may be used by InSite only for the purpose of regulatory strategy and clinical development planning for AzaSite Xtra and InSite shall not disclose or publish such data without Inspire’s prior written consent.

(j) Trademark License. In the event that the AzaSite Xtra Option is exercised and the proprietary name for AzaSite Xtra does not incorporate the “AzaSite” component, the Parties shall amend that certain Trademark License Agreement between the Parties dated as of February 15, 2007 and Schedule 1.24 of the Agreement with the effect of adding the proprietary name for such product to the InSite Trademarks and Domain Names and thereby granting Inspire the rights and licenses to use the InSite Trademarks and Domain Names as amended.

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ARTICLE 2

MISCELLANEOUS

2.1 Publicity and Publications. The Parties hereby agree that any press release relating to the subject matter of this Second Amendment will be subject to Section 8.4. The Parties further agree that any scientific publication proposed to be made by InSite in the Territory relating to AzaSite Xtra will be subject to the process set forth in Section 8.3; provided, however, that the ten (10) day period referred to in Section 8.3 will instead be a fifteen (15) day time period.

2.2 Acknowledgement of Continued Effect of Prior First Amendment. The Parties hereby acknowledge that they executed a First Amendment to License Agreement as of May 19, 2009, and confirm that the First Amendment to License Agreement dated as of May 19, 2009 remains in full force and effect. After execution of this Second Amendment, all references to the “Agreement” shall be deemed to be references to the Agreement as amended by (i) the First Amendment to License Agreement dated as of May 19, 2009, (ii) the First Amendment to License Agreement made and effective as of August 9, 2012, and (iii) this Second Amendment.

2.3 Defined Terms. Capitalized terms used in this Second Amendment that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

2.4 Full Force and Effect. This Second Amendment amends the terms of the Agreement and is deemed incorporated into, and governed by all other terms of, the Agreement. To the extent that the Agreement is explicitly amended by this Second Amendment, the terms of this Second Amendment will control where the terms of the Agreement are contrary to or conflict with the terms of this Second Amendment. All other terms and conditions of the Agreement not explicitly amended by this Second Amendment shall remain in full force and effect. The Agreement shall, together with this Second Amendment, be read and construed as a single instrument. For clarity, the amendment to the defined term “Subject Product” pursuant to this Second Amendment shall apply equally to the use of such term in that certain Trademark License Agreement between the Parties dated as of February 15, 2007 via the existing incorporation by reference in such Trademark License Agreement.

2.5 Further Actions. Each Party shall execute, acknowledge and deliver such further instruments, and do all other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Second Amendment.

2.6 Counterparts. This Second Amendment may be executed in one or more counterparts (facsimile and electronic transmission included), and by the respective Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same Agreement. After facsimile or electronic transmission, the parties agree to execute and exchange documents with original signatures.

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IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Second Amendment as of the Second Amendment Effective Date.

INSITE VISION INCORPORATED

By:	/s/ Timothy Ruane
Name:	Timothy Ruane
Title:	Chief Executive Officer

INSPIRE PHARMACEUTICALS, INC.

By:	/s/ Mark McDonough
Name:	Mark McDonough
Title:	Vice President & Treasurer

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Exhibit 1

AzaSite Xtra Development Plan

***1

[1]	Exhibit 1 consists of four pages redacted and filed separately with the Commission pursuant to InSite Vision Incorporated’s request for confidential treatment.

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